Exhibit 10.7

EXECUTION VERSION

FIRST INCREMENTAL TERM FACILITY AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 2013 (this “Incremental Term Facility Amendment”), among Sabre Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation (“Holdings”), each of the other Loan Parties, Bank of America, N.A. (“BANA”), as the incremental term lender (the “Incremental Term Lender”) and BANA, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 19, 2013 (as amended, amended and restated, modified and/or supplemented through and including the date hereof (but not including pursuant to this Incremental Term Facility Amendment), the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower;

WHEREAS, in accordance with the provisions of Section 2.14 of the Credit Agreement and pursuant to a request for Incremental Term Loans in the form of a term sheet dated as of September 16, 2013, posted to a website for the benefit of the Lenders and the Incremental Term Lender, the Borrower has notified the Administrative Agent and the Lenders that it is requesting Incremental Term Loans in the aggregate principal amount of $350,000,000 (the “Incremental Request”) on the terms and conditions set forth in this Incremental Term Facility Amendment;

WHEREAS, in accordance with the provisions of Section 2.14 of the Credit Agreement and the terms and conditions set forth herein, the Borrower, Holdings, each of the other Loan Parties, the Incremental Term Lender and the Administrative Agent wish to effect this Incremental Term Facility Amendment with respect to the Incremental Request;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Incremental Term Facility Amendment. (a) For the avoidance of doubt, (i) this Incremental Term Facility Amendment constitutes an “Incremental Term Facility Amendment” pursuant to which a new Class of Incremental Term Loans is established pursuant to Section 2.14 of the Credit Agreement and (ii) from and after the First Incremental Amendment Effective Date (as hereinafter defined), each reference to “Term Borrowing” and “Term Loan” (and related terms as appropriate) in the Credit Agreement shall be deemed to also refer to, as applicable, the Incremental Term Loans (or a Borrowing thereof, as appropriate) established by this Incremental Term Facility Amendment.

(b) Subject to the terms and conditions set forth herein and the occurrence of the First Incremental Amendment Effective Date, the Incremental Term Lender agrees to make to the Borrower on the First Incremental Amendment Effective Date term loans denominated in Dollars in an amount equal to the amount set forth opposite its name under the column entitled “Incremental Term Commitments” on Annex I hereto (with respect to the Incremental Term Lender, its “Incremental Term Commitments”) (each such term loan, an “Incremental Term Loan” and collectively, the “Incremental Term Loans”). Amounts borrowed under this Section 2(b) and repaid or prepaid may not be reborrowed.

(c) Each of the parties to this Incremental Term Facility Amendment hereby agrees that on the First Incremental Amendment Effective Date, (i) this Incremental Term Facility Amendment shall create a new “Class” of Incremental Term Loans for all purposes of the Credit Agreement and the other Loan Documents, (ii) (A) the Incremental Term Lender shall become a “Term Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (B) the Incremental Term Commitments of the Incremental Term Lender shall become “Incremental Term Commitments” for all purposes of the Credit Agreement and the other Loan Documents and (C) the Incremental Term Loans of the Incremental Term Lender shall become “Incremental Term Loans” for all purposes of the Credit Agreement and the other Loan Documents and (iii) the Borrower shall deliver to the Incremental Term Lender, upon its request, a promissory note of the Borrower payable to the Incremental Term Lender or its registered assigns, in substantially the form of a Term B Note, in the amount of the Incremental Term Lender’s Incremental Term Loans.

(d) Each of the parties to this Incremental Term Facility Amendment hereby agrees that the Incremental Term Loans established pursuant to this Incremental Term Facility Amendment shall have the “Interest Rates”, “Maturity Date”, “Issuance Price” and “Scheduled Amortization” set forth on Annex II hereto and that all other terms and conditions applicable to such Incremental Term Loans shall be the same as the corresponding terms and conditions applicable to the Term B Loans.

(e) The Administrative Agent is hereby authorized to prepare, in consultation with the Borrower, the schedule of Incremental Term Commitments, as Schedule 2.01D to the Credit Agreement, reflecting the Incremental Term Commitments established pursuant to this Incremental Term Facility Amendment and the amounts reflected therein shall be conclusive absent demonstrable error. The Administrative Agent shall distribute to each Lender such new Schedule 2.01D promptly following the First Incremental Amendment Effective Date.

(f) Notwithstanding anything to the contrary in the Credit Agreement, the Borrower may provide the notice of Borrowing with respect to the Incremental Term Loans established pursuant to this Incremental Term Facility Amendment to the Administrative Agent as required under Section 2.02(a) of the Credit Agreement by e-mail not later than 1:00 p.m. (New York time), one (1) Business Day prior to the requested date of any Borrowing of Incremental Term Loans established pursuant to this Incremental Term Facility Amendment followed by delivery to the Administrative Agent of a written Committed Loan Notice at any time prior (including on the date of funding, but not later than 9:00 a.m. (New York time) on such date) to the funding of such Incremental Term Loans.

SECTION 3. Other Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Incremental Term Commitments” means term loan commitments hereunder that fund Incremental Term Loans of the applicable Class of Incremental Term Loans hereunder pursuant to the applicable Incremental Term Facility Amendment.

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“First Incremental Term Facility Amendment” means that certain First Incremental Term Facility Amendment to Amended and Restated Credit Agreement dated as of September 30, 2013, by and among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“First Incremental Amendment Effective Date” has the meaning specified in the First Incremental Term Facility Amendment.

(b) The definition of “Class” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “or (ix) Other Term Commitments” appearing therein and inserting the text “, (ix) Other Term Commitments or (x) Incremental Term Commitments” in lieu thereof.

(c) The definition of “Repricing Event” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Repricing Event” means any prepayment or refinancing of all or a portion of the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment with the incurrence by any Loan Party of any long-term bank debt financing or that is marketed or syndicated to banks and other institutional investors incurred for the primary purpose of reducing the Effective Yield to less than the Effective Yield of the Term B Loans, Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment, as applicable, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or Effective Yield of, the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment, but which, for the avoidance of doubt, does not include any prepayment or refinancing in connection with a Change of Control or any refinancing that involves an upsizing in connection with an acquisition. Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding such Term Loans, absent manifest error. The Administrative Agent shall not have any liability to any Person with respect to such determination.

(d) The definition of “Repricing Premium” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “and the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment” immediately after the text “Term B Loans” appearing in clause (a)(ii) thereof.

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(e) The definition of “Term Borrowing” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Term Borrowing” means (x) a Term B Borrowing, (y) a Term C Borrowing and (z) the making of an Incremental Term Loan by an Additional Term Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Term Facility Amendment, as context may require.

(f) The definition of “Term Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “and (iv) an Other Term Commitment” appearing therein and inserting the text “, (iv) an Other Term Commitment and (v) an Incremental Term Commitment” in lieu thereof.

(g) Section 2.05(c) of the Credit Agreement is hereby restated in its entirety as follows:

Repricing Premium. Any prepayment of the Term B Loans, the Term C Loans or the Incremental Term Loans established pursuant to the First Incremental Term Facility Amendment pursuant to Section 2.05(a)(i), Section 2.05(b)(iii) or Section 2.05(b)(viii) in connection with a Repricing Event shall be accompanied by the payment of the Repricing Premium, for the ratable account of the Appropriate Lenders with such Term B Loans, Term C Loans or Incremental Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Incremental Term Facility Amendment, each Loan Party represents and warrants to each of the Lenders and the Administrative Agent that:

(a) the execution, delivery and performance by each Loan Party of this Incremental Term Facility Amendment has been duly authorized by all necessary corporate or other organizational action, as applicable, of such Loan Party;

(b) this Incremental Term Facility Amendment has been duly executed and delivered by such Loan Party;

(c) each of this Incremental Term Facility Amendment, the Credit Agreement and each other Loan Document to which each Loan Party is a party, after giving effect to the amendments pursuant to this Incremental Term Facility Amendment, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to (i) Debtor Relief Laws and to general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries (provided that, for the avoidance of doubt, no Loan Party shall have any obligation to create or perfect the Liens under foreign Laws);

(d) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Incremental Term Facility Amendment or the Credit Agreement, after giving effect to the amendments pursuant to this Incremental Term Facility Amendment, or for the consummation of the transactions contemplated hereby;

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(e) the execution, delivery and performance by each Loan Party of this Incremental Term Facility Amendment and the performance of the Credit Agreement, after giving effect to the amendments pursuant to this Incremental Term Facility Amendment, are within such Loan Party’s corporate and other powers and do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) violate any applicable material Law; except in the case of this clause (ii) to the extent that such violation or contravention would not reasonably be expected to have a Material Adverse Effect; and

(f) immediately before and after giving effect to this Incremental Term Facility Amendment and the transactions contemplated hereby (i) the representations and warranties set forth in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default or Event of Default shall have occurred and be continuing as of the First Incremental Amendment Effective Date, after giving effect to this Incremental Term Facility Amendment and the transactions contemplated hereby.

SECTION 5. Effectiveness. This Incremental Term Facility Amendment shall become effective as of the date (the “First Incremental Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Incremental Term Facility Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each other Guarantor (iv) the Administrative Agent and (iv) the Incremental Term Lender;

(b) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower (A) certifying that the conditions precedent set forth in Sections 4.02(a) and (b) of the Credit Agreement shall have been satisfied on and as of the First Incremental Amendment Effective Date, (B) certifying compliance with clauses (A) through (E) of Section 2.14(a)(ii) of the Credit Agreement and (C) containing the true and complete calculations (in reasonable detail) required to show compliance with Section 2.14(a)(ii)(B) and Section 2.14(a)(ii)(C) of the Credit Agreement;

(c) the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of the certificate delivered pursuant to Section 4.01(a)(vi) of the Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by this Incremental Term Facility Amendment on the First Incremental Amendment Effective Date) attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) after giving effect to this Incremental Term Facility Amendment and the incurrence of the Incremental Term Loans established pursuant hereto;

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(d) the Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Incremental Term Facility Amendment and amendment of the Credit Agreement and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received favorable customary legal opinions of (i) Young Conaway Stargatt & Taylor LLP, Delaware counsel to the Loan Parties and (ii) Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Loan Parties, in each case, as to any matter reasonably requested by the Administrative Agent, addressed to the Lenders and the Administrative Agent, dated the First Incremental Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(f) all of the conditions specified in Section 2.14 of the Credit Agreement with respect to Incremental Term Loans shall have been satisfied, including receipt by the Administrative Agent of a Committed Loan Notice; and

(g) the Administrative Agent and the arrangers of this Incremental Term Facility Amendment, as applicable, shall have received payment of all fees and other amounts due and payable on or prior to the First Incremental Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

The Administrative Agent shall notify the Borrower and the Lenders of the First Incremental Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Incremental Term Facility Amendment or the Credit Agreement, after giving effect to this Incremental Term Facility Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Incremental Term Facility Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations (including the Incremental Term Loans), all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Incremental Term Facility Amendment.

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SECTION 7. Reference to Agreement. From and after the First Incremental Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Credit Agreement as amended hereby and as may be further amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, any references to “the date hereof” in the Credit Agreement shall refer to February 19, 2013.

SECTION 8. Counterparts. This Incremental Term Facility Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopy or other electronic image scan transmission of an executed counterpart of a signature page to this Incremental Term Facility Amendment shall be effective as delivery of an original executed counterpart of this Incremental Term Facility Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopy or other electronic image scan transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopy or other electronic image scan transmission.

SECTION 9. Governing Law. THIS INCREMENTAL TERM FACILITY AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10. Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS INCREMENTAL TERM FACILITY AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS INCREMENTAL TERM FACILITY AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (IN THE BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS INCREMENTAL TERM FACILITY AMENDMENT, THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES NOT TO COMMENCE ANY SUCH LEGAL ACTION OR PROCEEDING IN ANY OTHER JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS INCREMENTAL TERM FACILITY AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

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SECTION 11. Headings. The headings of this Incremental Term Facility Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12. No Novation. This Incremental Term Facility Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the First Incremental Amendment Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Incremental Term Facility Amendment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Incremental Term Facility Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. This Incremental Term Facility Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Incremental Term Facility Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

SECTION 13. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 14. Severability. If any provision of this Incremental Term Facility Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Incremental Term Facility Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15. Successors. The terms of this Incremental Term Facility Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 16. No Waiver. Except as expressly set forth herein, this Incremental Term Facility Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Term Facility Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SABRE INC.

By	/s/ Richard A. Simonson
Richard A. Simonson Chief Financial Officer

SABRE HOLDINGS CORPORATION

By	/s/ Richard A. Simonson
Richard A. Simonson Chief Financial Officer

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Incremental Term Facility Amendment and agrees to the provisions hereof:

GETTHERE INC.

GETTHERE L.P.

LASTMINUTE.COM LLC

LASTMINUTE.COM HOLDINGS, INC.

SABRE INTERNATIONAL NEWCO, INC.

SABRE INVESTMENTS, INC.

SABREMARK G.P., LLC

SABREMARK LIMITED PARTNERSHIP

SITE59.COM, LLC

SST FINANCE, INC.

SST HOLDING, INC.

TRAVELOCITY HOLDINGS I, LLC

TRAVELOCITY HOLDINGS, INC.

TRAVELOCITY.COM LLC

TRAVELOCITY.COM LP

TVL COMMON, INC.

By
Sterling L. Miller Corporate Secretary

[Signature Page to Incremental Term Facility Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Term Facility Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SABRE INC.

By
Richard A. Simonson Chief Financial Officer

SABRE HOLDINGS CORPORATION

By
Richard A. Simonson Chief Financial Officer

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Incremental Term Facility Amendment and agrees to the provisions hereof:

GETTHERE INC.

GETTHERE L.P.

LASTMINUTE.COM LLC

LASTMINUTE.COM HOLDINGS, INC.

SABRE INTERNATIONAL NEWCO, INC.

SABRE INVESTMENTS, INC.

SABREMARK G.P., LLC

SABREMARK LIMITED PARTNERSHIP

SITE59.COM, LLC

SST FINANCE, INC.

SST HOLDING, INC.

TRAVELOCITY HOLDINGS I, LLC

TRAVELOCITY HOLDINGS, INC.

TRAVELOCITY.COM LLC

TRAVELOCITY.COM LP

TVL COMMON, INC.

By	/s/ Sterling L. Miller
Sterling L. Miller Corporate Secretary

[Signature Page to Incremental Term Facility Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Sheri Starbuck
Sheri Starbuck Vice President

[Signature Page to Incremental Term Facility Amendment]

BANK OF AMERICA, N.A., as Incremental Term Lender

By	/s/ Scott Tolchin
Scott Tolchin Managing Director

[Signature Page to Incremental Term Facility Amendment]

ANNEX I

Incremental Term Lender	Incremental Term Commitments
Bank of America, N.A.	$350,000,000

ANNEX II

SUMMARY OF TERMS

Dated as of September 30, 2013

Interest Rates:	The Applicable Rate with respect to the Incremental Term Loans will be a percentage per annum equal to (a) until delivery of financial statements for the first full fiscal quarter ending after the First Incremental Amendment Effective Date pursuant to Section 6.01 of the Credit Agreement, the percentages per annum listed in the table below, assuming a “Pricing Level” of “1”, and (b) thereafter, the percentages per annum listed in the table below, based upon the Senior Secured First-Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) of the Credit Agreement:

Applicable Rate

Pricing Level	Senior Secured First-Lien Net Leverage Ratio	Eurocurrency Rate for Incremental Term Loans	Base Rate for Incremental Term Loans
1	> 3.0:1.0	3.50%	2.50%
2	≤ 3.0:1.0	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured First-Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) of the Credit Agreement; provided that at the option of the Required Lenders (and if exercised with respect to this Class of Incremental Term Loans), Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with the definition of Applicable Rate shall apply) and (y) as of the first Business Day after an Event of Default under Section 9.01(a) of the Credit Agreement shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in the Credit Agreement, if it is subsequently determined that the Senior Secured First-Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders of the Incremental Term Loans received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Senior Secured First-Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured First-Lien Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.08 and 2.09 of the Credit Agreement as a result of the miscalculation of the Senior Secured First-Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 2.09 the Credit Agreement, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under said Section 2.08, in accordance with the terms of the Credit Agreement).

Notwithstanding the foregoing, if the Effective Yield applicable to any new Class of incremental term loans that comprise Incremental Term Facilities (“New Incremental Term Loans”) is higher than the Effective Yield for the Incremental Term Loans by more than 50 basis points, then the Effective Yield for the Incremental Term Loans shall be immediately increased to the extent necessary so that such Effective Yield is equal to the Effective Yield for such New Incremental Term Loans minus 50 basis points; provided, that, in determining the Effective Yield applicable to the Incremental Term Loans and such New Incremental Term Loans (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Incremental Term Lender or any Additional Term Lenders in the initial primary syndication thereof (with OID being equated to interest based on assumed four-year life to maturity) shall be included, (y) customary arrangement or commitment fees payable to the relevant arrangers and/or bookrunners or their Affiliates in connection with the Incremental Term Loans or to one or more arrangers (or their Affiliates) of any

New Incremental Term Loans shall be excluded and (z) if the New Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Incremental Term Loans, such increased amount shall be equated to interest rate margin for purposes of determining whether an increase to the applicable interest rate margins for the Incremental Term Loans shall be required, to the extent an increase in the interest rate floor in the Incremental Term Loans would cause an increase in the interest rate then in effect, and in such case the interest rate floor (but not the interest rate margin) applicable to the Incremental Term Loans shall be increased by such increased amount.

With respect to the computation of interest on the Incremental Term Loans, the Eurocurrency Rate and Base Rate applicable to Incremental Term Loans shall be subject to a floor of 1.00% and 2.00%, respectively.

Issuance Price:	100%.

Maturity Date:	The Incremental Term Loans will mature on February 19, 2019 (the “Incremental Term Loan Maturity Date”).

Scheduled Amortization:	(i) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders of the Incremental Term Loans established pursuant to this Incremental Term Facility Amendment on the last Business Day of each March, June, September and December, commencing with the last Business Day of December, 2013, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Incremental Term Loans outstanding on the First Incremental Amendment Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05).

(ii) The remaining aggregate principal amount of Incremental Term Loans incurred shall be due and payable in full on the Incremental Term Loan Maturity Date.